EXHIBIT 10.5

                  AMENDED AND RESTATED JOINT BIDDING AGREEMENT

            AMENDED AND RESTATED JOINT BIDDING AGREEMENT (this "Agreement"), dated as of April 5, 2006, among Flag Luxury Riv, LLC, a Delaware limited liability company ("Flag"), Rivacq LLC, a Delaware limited liability company ("Rivacq"), High Desert Gaming LLC, a Delaware limited liability company ("High Desert"), and RH1, LLC, a Nevada limited liability company ("RH1", and together with Flag, Rivacq and High Desert, the "Bidders").

            WHEREAS, each of the Bidders is currently the owner of shares of common stock, par value $.001 per share ("Shares"), of Riviera Holdings Corporation (the "Company");

            WHEREAS, the Bidders wish to act jointly in connection with a potential acquisition of the Company (the "Acquisition");

            WHEREAS, for purposes of consummating the Acquisition, the Bidders have formed Riv Acquisition Holdings Inc. ("Holdco"), a Delaware corporation, and Riv Acquisition Inc. ("Merger Sub"), a Nevada corporation and a wholly-owned subsidiary of Holdco;

            WHEREAS, the Bidders currently contemplate that the Acquisition would be effected by a merger of Merger Sub with and into the Company;

            WHEREAS, prior to the Acquisition, the Bidders may wish to acquire additional blocks of Shares;

            WHEREAS, in order to delineate their respective rights and obligations with respect to, among other things, the Shares they currently hold or may hereafter acquire, their joint efforts in connection with the Acquisition, and the sharing of expenses they may incur in connection with the foregoing, Flag, Rivacq and High Desert have entered into a Joint Bidding Agreement, dated as of December 22, 2005 (the "Original Agreement");

            WHEREAS, RH1 wishes to become a party to the Original Agreement;

            WHEREAS, the Bidders wish to amend and restate the Original Agreement in its entirety, upon the terms and subject to the conditions set forth below; and

            WHEREAS, capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Agreement and Plan of Merger, dated as of the date hereof, 2006, among Holdco, Merger Sub and the Company (the "Acquisition Agreement").

            NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, and intending to be legally bound, the parties hereto hereby agree as follows:

                                   ARTICLE I

                 AMENDMENT AND RESTATEMENT OF ORIGINAL AGREEMENT

            Section 1.01 Amendment and Restatement of Original Agreements. The Original Agreement is hereby amended and restated upon the terms set forth in this Agreement, and the Original Agreement is hereby terminated and is of no further force and effect.

                                   ARTICLE II

                      AGREEMENTS REGARDING THE ACQUISITION

            Section 2.01 Joint Efforts. (a) The Bidders agree to act jointly and to cooperate with each other in connection with the Acquisition and all other transactions related thereto, including, without limitation, using their reasonable best efforts to (i) obtain, and when obtained, to cause to be available, at or prior to the consummation of the Acquisition, financing necessary to fund the amounts necessary to consummate the Acquisition, (ii) vote (cause to be voted), at any meeting of stockholders of the Company, all of the Shares held by them and their respective Affiliates in favor of the approval of the Acquisition, the Acquisition Agreement and all other transactions contemplated by the foregoing and (iii) take all other actions necessary or advisable to cause the conditions to the Acquisition set forth in the Acquisition Agreement to be satisfied and to cause the Acquisition to be consummated.

            (b) Subject to Section 2.02(g), all actions taken directly or indirectly by any of the Bidders in connection with, or in furtherance of, the Acquisition shall require the unanimous consent of all the Bidders.

            Section 2.02 Ownership of Holdco. (a) The shares, membership interests or other equity interests of Holdco shall be respectively owned by the Bidders in accordance with the following percentages:

   -----------------------------------------------------------------------------
   Flag                                 20%
   -----------------------------------------------------------------------------
   Rivacq                               30%
   -----------------------------------------------------------------------------
   High Desert                          30%
   -----------------------------------------------------------------------------
   RH1                                  20%
   -----------------------------------------------------------------------------

In the event that the Bidders determine that they shall contribute equity financing to Holdco for the Acquisition, such equity financing shall be contributed in the foregoing proportions. In addition, any deposit payable by Holdco under the Acquisition Agreement, including any increase in the amount of such deposit, shall be funded by the Bidders in the foregoing proportions.

            (b) In the event that a Gaming Problem (as defined below) occurs with respect to any Bidder (such Bidder being an "Exiting Bidder") and remains uncured for 30 days following such occurrence, the shares, membership interests or other equity interests in Holdco of such Exiting Bidder shall be divided between the remaining Bidders in proportion to their respective equity interests in Holdcoand the percentages set forth in Section 2.02(a) shall be revised accordingly. If, after the date hereof but prior to the consummation of the Acquisition, Holdco acquires any Shares, each remaining Bidder shall promptly pay to the Exiting Bidder consideration for the equity interest in Holdco transferred to such remaining Bidder in an amount equal to the product of (i) the product of (A) the number of Shares held by Holdco multiplied by (B) $15.00 per Share plus interest thereon at the Interest Rate (as defined below) multiplied by (ii) the percentage of such remaining Bidder's equity interest in Holdco. The Exiting Bidder shall also promptly transfer (or cause to be transferred) to Holdco all of the Shares held by such Exiting Bidder and its Affiliates (excluding Holdco and excluding any Shares held by such Exiting Bidder or its Affiliates as of December 22, 2005) at a purchase price of $15.00 per Share plus interest thereon at Interest Rate. Such purchase price shall be funded by the remaining Bidders in proportion to their respective equity interests in Holdco. The Exiting Bidder shall also promptly assign all of its rights and obligations under the Westerman Stock Purchase Agreement to Holdco. An Exiting Bidder shall be deemed to have provided a notice of termination to the other Bidders pursuant to Section 7.02.

            (c) In the event that the Bidders determine to acquire additional blocks of Shares prior to the consummation of the Acquisition, including pursuant to the option (the "Option") granted to the Bidders pursuant to the Westerman Stock Purchase Agreement, the Bidders shall coordinate such acquisitions with the result that each of the Bidders and its Affiliates shall hold the percentage set forth opposite such Bidder's name in subsection 2.02(a) (as such percentage may be revised pursuant to Section 2.02(b) or 7.02) of the aggregate number of Shares held by the Bidders and their Affiliates collectively (excluding for purposes of such calculation any Shares currently held by any of the Bidders). None of the Bidders shall exercise the Option without the consent of the other Bidders.

            (d) "Affiliate" means, with respect to any specified person, any other person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person.

            (e) "control", with respect to the relationship between or among two or more persons, means the possession, directly or indirectly or as trustee, personal representative or executor, of the power to direct or cause the direction of the affairs or management of a person, whether through the ownership of voting securities, as trustee, personal representative or executor, by contract, credit arrangement or otherwise.

            (f) "Gaming License" means any license or other authorization or permit necessary to own or operate the Company or any Company Subsidiary or any of their respective assets or properties or to consummate the Acquisition.

            (g) "Gaming Problem" means (i) a determination by any Gaming Authority that any Bidder or any Key Person does not satisfy any suitability, eligibility or other qualification criteria pursuant to any applicable Gaming Laws with respect to a Gaming License, including any character or suitability criteria thereunder, (ii) a determination by any Gaming Authority that a Bidder or a Key Person must divest itself of any direct or indirect interest in, or disassociate itself from, Holdco, any Bidder or its Affiliates, or (iii) circumstances such that any Bidder or Bidders (or one or more of its Key Persons) would be likely, based on verifiable information received from any Gaming Authority or otherwise with respect to such Bidder or Bidders or Key Person or Key Persons, in the reasonable discretion of all other Bidders, to preclude or materially delay, impede or impair the ability of Holdco, any Bidder or any Key Person of the foregoing to obtain, retain or renew a Gaming License, or such as may result in the imposition of materially burdensome terms and conditions on, or the revocation or suspension of, such a Gaming License. For the avoidance of doubt, the imposition of monetary fines by a Gaming Authority will not generally constitute a "Gaming Problem" unless accompanied by one of the three factors set forth in the preceding sentence.

            (h) "Interest Rate" means an interest rate equal to the U.S. High Yield Index published by Lehman Brothers, calculated daily, commencing on January 6, 2006 and ending (A) in the case of any Shares acquired from an Exiting Bidder, the date upon which such Exiting Bidder became an Exiting Bidder or (B) in the case of any Shares acquired from a Seller, the date of delivery of the applicable Offer Notice to the Eligible Bidders pursuant to Section 6.01(a).

            (i) "Key Person" means any person or other entity holding a direct or indirect equity interest in any Bidder, or any director, officer, partner, member or manager of such person or other entity.

            Section 2.03 No Outside Efforts. (a) Each of the Bidders agrees that it will not (and will not permit its directors, officers, employees, advisors or representatives to) discuss, solicit or negotiate any acquisition, merger, business combination or similar transaction involving, or a sale of all or substantially all the assets of, the Company (or any Affiliate thereof), other than the Acquisition contemplated hereby, without the prior written consent of the other Bidders.

            (b) Each of the Bidders shall comply with its obligations under the Acquisition Agreement and shall cause Holdco and Merger Sub to comply with their obligations under the Acquisition Agreement.

            (c) With respect to any provisions of the Acquisition Agreement that grant rights or impose obligations on Holdco or Merger Sub, such rights shall be exercised and such obligations shall be discharged by Holdco or Merger Sub, as the case may be, acting by unanimous consent of the Bidders.

            Section 2.04 Board Nominee. If, prior to the consummation of the Acquisition, the Company should invite the Bidders to submit the name of a nominee for appointment to the Board of Directors of the Company, the Bidders shall unanimously agree upon the identity of such nominee prior to submitting his or her name to the Company.

                                   ARTICLE III

                                    EXPENSES

            Section 3.01 Expense Sharing.

            All costs and expenses, including, without limitation, fees and disbursements of counsel retained by the Bidders collectively, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be shared among the Bidders in the proportions set forth in Section 2.02(a), whether or not the Acquisition shall have occurred; provided, however, that if a Bidder provides a notice of termination to the other Bidders in accordance with Section 7.02, (i) such Bidder shall only be responsible for such costs and expenses up to and including the date of delivery of such notice, except as provided in Section 3.02 with respect to costs and expenses incurred with respect to consultants, (ii) in the event the Acquisition is consummated, the remaining Bidders shall, promptly following such consummation, reimburse such Bidder, in proportion to their respective equity interests in Holdco, for such Bidder's contribution to any deposit paid by Holdco to the Company in connection with the Acquisition (excluding any interest or other return on such deposit) and (iii) in the event that any such deposit is returned to Holdco by the Company, Holdco shall return to such Bidder the portion of such deposit that was funded by such Bidder (excluding any interest or other return on such deposit).

            Section 3.02 Consultants Deposit. The Bidders shall enter into an escrow agreement with Cadwalader, Wickersham & Taft LLP ("CWT") substantially in the form attached as Schedule 2.02 hereto, pursuant to which the Bidders shall deposit with CWT, in the respective proportions set forth in Section 2.02(a), the aggregate amount of $350,000 (the "Consultants Deposit"), which shall be disbursed by CWT to compensate the consultants engaged by CWT in connection with the Acquisition, as instructed by the Bidders and in accordance with a budget approved by the Bidders. If a Bidder provides a notice of termination to the other two Bidders in accordance with Section 7.02, such Bidder shall not be entitled to a return of its pro rata amount of the Consultants Deposit; provided, however, that if the Consultants Deposit is not depleted in its entirety upon the consummation of the Acquisition (or if there are no further amounts then due to consultants), each Bidder (including, for the purpose of this Section 3.02, an Exiting Bidder) shall be entitled to receive its share of the remaining amount of the Consultants Deposit in the proportions set forth in
Section 2.02(a) (without giving effect to any revision of such proportions pursuant to Section 2.02(b)).

            Section 3.03 Termination Fee and Expense Reimbursement. In the event any termination fee or expense reimbursement becomes payable by the Company to Holdco under the Acquisition Agreement, such fee or reimbursement shall be allocated to the Bidders that at such time continue to hold equity interests in Holdco pro rata in accordance with such equity interests.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                                 OF THE BIDDERS

            As an inducement to the other Bidders to enter into this Agreement, each of the Bidders hereby represents and warrants, severally and not jointly, to the other Bidders as follows:

            Section 4.01 Organization and Authority. Such Bidder is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all necessary power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by such Bidder of this Agreement, the performance by such Bidder of its obligations hereunder and the consummation by such Bidder of the transactions contemplated hereby have been duly authorized by all requisite action (corporate or otherwise) on the part of such Bidder. This Agreement has been duly executed and delivered by such Bidder, and (assuming due authorization, execution and delivery by the other Bidders) this Agreement constitutes the legal, valid and binding obligation of such Bidder, enforceable against such Bidder in accordance with its terms.

            Section 4.02 No Conflict. The execution, delivery and performance of this Agreement by such Bidder do not and will not (i) violate, conflict with or result in the breach of any provision of the organizational documents of such Bidder, (ii) conflict with or violate any law, rule or regulation or any order, writ, judgment, injunction or decree of any government, regulatory or administrative authority, agency, commission, court or tribunal (each, a "Governmental Authority") applicable to such Bidder or any of its assets, properties or businesses or (iii) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which such Bidder is a party, which would have a material adverse effect on the ability of such Bidder to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement.

            Section 4.03 Litigation. There are no actions, proceedings, claims, suits, inquiries or investigations by or against such Bidder pending before any Governmental Authority (or, to the best knowledge of such Bidder, threatened to be brought by or before any Governmental Authority) which could affect the legality, validity or enforceability of this Agreement or the consummation of the transactions contemplated hereby.

            Section 4.04 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of such Bidder.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

            Section 5.01 Confidentiality. (a) Except as required by any law, rule or regulation or judicial process or to obtain any regulatory approval, or as provided in clause (b) of this Section 5.01, each Bidder acknowledges and agrees that the terms of this Agreement, the transactions contemplated hereby, and all non-public information regarding the other parties hereto (learned in connection with this Agreement or the transactions contemplated hereby) are confidential and are not to be disclosed to any person without the prior written consent of the other Bidders, provided that each Bidder may disclose such information to those of its legal and financial advisors who have a need to know such information in connection with their evaluation of this Agreement and the transactions contemplated hereby, and provided further that each Bidder shall inform such advisors of the confidential nature of such information and that such advisors shall be bound by this Section 5.01 with respect to such information.

            (b) Except as may be required by the federal securities laws or the rules of any listing agreement with a national securities exchange, no party to this Agreement shall make, or cause or permit to be made, any press release or public announcement or make any other disclosure in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media or other third party without the prior consent of the other parties hereto, and the parties shall cooperate as to the timing and contents of any such press release, public announcement or other disclosure.

            Section 5.02 Indemnification. Each of the Bidders hereby agrees to indemnify and hold harmless the other Bidders and their respective Affiliates, officers, directors, employees, agents, successors and assigns from and against any and all liabilities, losses, damages, claims, costs and expenses ("Losses") actually suffered by them arising out of, relating to or resulting from the breach of any representation or warranty or covenant or agreement made by such Bidder in this Agreement, the Acquisition Agreement or any other agreement entered into by such Bidder in connection with the Acquisition or any of the transactions contemplated hereby.

            Section 5.03 Joint Filing Agreement. In accordance with the requirements of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and subject to the limitations set forth therein, the Bidders agree to jointly file the Schedule 13D to which this Agreement is attached and that such Schedule 13D is filed on behalf of each of the Bidders. For the avoidance of doubt, this Agreement constitutes the joint filing agreement contemplated by Rule 13d-1(i) under the Exchange Act.

            Section 5.04 Further Action. Each of the Bidders shall use its reasonable best efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, proper or advisable under applicable law, and to execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and consummate and make effective the transactions contemplated hereby.

                                   ARTICLE VI

                            RESTRICTIONS ON TRANSFER

            Section 6.01 Right of First Offer. (a) If at any time a Bidder (a "Seller") desires to effect a transfer of all or any portion of the Shares it holds (other than any Shares held by such Bidder as of December 22, 2005) to any person other than Holdco or an Affiliate of the Seller, the Seller shall deliver to each of the other Bidders (the "Eligible Bidders") a notice (an "Offer Notice") stating that the Seller desires to transfer such Shares and the number of Shares to be so transferred (the "Offered Shares"), which Offer Notice shall constitute an offer to such Eligible Bidders to sell such Offered Shares at a price of $15.00 per Share together with interest thereon at the Interest Rate (the "Offer Price").

            (b) Upon receipt of an Offer Notice, each Eligible Bidder shall be entitled to purchase from the Seller, upon the terms specified in the Offer Notice, a number of Offered Shares equal to the sum of (i) (A) its Percentage (as defined below) of the Offered Shares if there are two or more Eligible Bidders or (B) all of the Offered Shares in the event there is one Eligible Bidder and (ii) if there are two or more Eligible Bidders, the Offered Shares offered to the other Eligible Bidders in the event that such other Eligible Bidder does not elect to purchase such Offered Shares in accordance with this subsection 6.01(b). Each Eligible Bidder wishing to purchase Offered Shares shall provide a notice (an "Acceptance Notice") to the Seller and to the other Eligible Bidders, if applicable, not later than 15 days following receipt by such Eligible Bidder of an Offer Notice (such 15-day period being the "Offer Period"), specifying the number of Offered Shares it wishes to purchase (including, if applicable, the Offered Shares offered to each other Eligible Bidder in the event that one or more of such other Eligible Bidders do not elect to purchase such Offered Shares). For purposes of this Section 6.01, any Eligible Bidder's "Percentage" means the fraction obtained by dividing the number of equity interests in Holdco held by such Eligible Bidder by the number of equity interests in Holdco held by all of the Eligible Bidders.

            (c) If any Eligible Bidders have accepted to purchase all of the Offered Shares in accordance with subsection 6.01(b), then the Seller shall, not later than 10 days following the expiration of the Offer Period, transfer, assign and convey, free and clear of all liens and encumbrances, to each Eligible Bidder that has accepted to purchase Offered Shares, all of the Offered Shares that such Eligible Bidder has accepted to purchase, and such Eligible Bidder shall promptly remit to the Seller by wire transfer in accordance with the Seller's instructions, immediately available funds in an amount equal to the Offer Price multiplied by the number of Offered Shares so transferred, assigned and conveyed to such Eligible Bidder

            (d) In the event that the Eligible Bidders have not accepted to purchase all of the Offered Shares in accordance with subsection 6.01(b), then all (but not less than all) of the Offered Shares not accepted for purchase by Eligible Bidders may be sold to a third party; provided that (i) such sale shall be consummated not later than 30 days following delivery of such Offer Notice to the Eligible Bidders and (ii) if such sale occurs prior to the Company Stockholders Meeting, such third party shall have delivered to Holdco (A) its written agreement to vote (or cause to be voted), at any meeting of stockholders of the Company, all of such Offered Shares in favor of the approval of the Acquisition, the Acquisition Agreement and all other transactions contemplated by the foregoing and (B) an irrevocable proxy in favor of Holdco to vote such Offered Shares at the Company Stockholders Meeting, in form and substance reasonably acceptable to the Eligible Bidders.

                                  ARTICLE VII

                               GENERAL PROVISIONS

            Section 7.01 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service, by facsimile or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties hereto at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 7.01):

            (a) if to Flag:

                Flag Luxury Riv, LLC
                650 Madison Avenue, 15th Floor
                New York, NY 10022
                Facsimile:  (212) 750-3034
                Attention:  Paul Kanavos

            (b) if to Rivacq:

                Rivacq LLC
                c/o Cadwalader, Wickersham & Taft LLP
                One World Financial Center
                New York, NY 10281
                Facsimile:  (212) 504-6666
                Attention:  Andrew J. Perel

            (c) if to High Desert:

                High Desert Gaming, LLC
                900 Michigan Avenue, Suite 1900
                Chicago, IL 60611
                Facsimile:  (312) 915-3053
                Attention:  Neil Bluhm

            (d) if to RH1:

                RH1, LLC
                Torino Companies
                4445 Wagon Trail Avenue
                Las Vegas, NV  89118


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

                Facsimile:  (702) 258-6040
                Attention:  Brett Torino

            in each case, with a copy to:

                Cadwalader, Wickersham & Taft LLP
                One World Financial Center
                New York, NY 10281
                Facsimile:  (212) 504-6666
                Attention:  Andrew J. Perel

            Section 7.02 Termination. Each of the Bidders may, upon 15 days' prior notice to each of the other Bidders, terminate this Agreement as to such Bidder; provided, however, that the provisions of Sections 1.01, 2.01(a)(ii), 2.01(a)(iii), 2.02(b), 2.03(a), 5.01 and 5.02 and Articles VI and VII shall survive any such termination. Any Bidder providing a notice of termination to the other Bidders under this Section 7.02 shall promptly assign all of its rights and obligations under the Westerman Stock Purchase Agreement to Holdco. Immediately following delivery of such notice of termination, the shares, membership interests or other equity interests in Holdco of such Bidder shall be divided among the remaining Bidders in proportion to their respective equity interests in Holdco and the percentages set forth in Section 2.02(a) shall be revised accordingly. In the event that after the date hereof but prior to the consummation of the Acquisition, Holdco acquires any Shares, each remaining Bidder shall promptly pay to the Bidder who provided a notice of termination under this Section 7.02 consideration for the equity interests in Holdco, which shall be calculated in accordance with the second sentence of Section 2.02(b).

            Section 7.03 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

            Section 7.04 Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersedes all prior agreements and undertakings, both written and oral, among the parties hereto and their Affiliates with respect to the subject matter hereof.

            Section 7.05 Headings. The headings in this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement.

            Section 7.06 Assign ment. This Agreement may not be assigned by any Bidder by operation of law or otherwise without the express written consent of the other Bidders and any such assignment or attempted assignment without such consent shall be void; provided, however, that any Bidder may, in connection with a transfer to its Affiliate of all of the Shares held by such Bidder, assign this Agreement to such Affiliate; provided further, however, that a Bidder's permitted assignee of this Agreement shall execute and deliver to the other Bidders a written agreement to be bound by the provisions of this Agreement.

            Section 7.07 Amendment and Waiver. This Agreement may not be amended or modified except by an instrument in writing signed by, or on behalf of, the parties hereto. Each Bidder may (i) extend the time for the performance of any obligation or other act of the other Bidders, (ii) waive any inaccuracy in the representations and warranties of the other Bidders contained herein and (iii) waive compliance with any agreement of the other Bidders or any condition contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or each of the parties to be bound thereby.

            Section 7.08 No Third Party Beneficiaries. Except for the provisions of Section 5.02 relating to indemnified parties, this Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever.

            Section 7.09 Specific Performance. Each Bidder acknowledges and agrees that the other Bidders would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that any breach of this Agreement by a Bidder could not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any other right or remedy to which the Bidders may be entitled, at law or in equity, they shall be entitled to enforce any provision of this Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without posting any bond or other undertaking.

            Section 7.10 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. All actions arising out of or relating to this Agreement shall be heard and determined exclusively in any New York federal court sitting in the Borough of Manhattan of The City of New York; provided, however, that if such federal court does not have jurisdiction over such action, such action shall be heard and determined exclusively in any New York State court sitting in the Borough of Manhattan of The City of New York. The parties hereto hereby (i) submit to the exclusive jurisdiction of any federal or state court sitting in the Borough of Manhattan of The City of New York for the purpose of any action arising out of or relating to this Agreement brought by any party hereto and (ii) irrevocably waive, and agree not to assert by way of motion, defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that such action is brought in an inconvenient forum, that the venue of such action is improper, or that this Agreement or the transactions contemplated by this Agreement may not be enforced in or by any of the above-named courts.

            Section 7.11 Waiver of Jury Trial. Each of the parties hereto hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated hereby. Each of the parties hereto hereby (i) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it has been induced to enter into this Agreement and the transactions contemplated by this Agreement, as applicable, by, among other things, the mutual waivers and certifications in this Section 7.11.

            Section 7.12 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

                [Remainder of page intentionally left blank.]

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.


                                       FLAG LUXURY RIV, LLC



                                       By: /s/ Paul Kanavos
                                          ------------------------------------
                                          Name:  Paul Kanavos
                                          Title:  President


                                       RIVACQ LLC



                                       By: /s/ Jerry Silvey
                                          ------------------------------------
                                          Name:  Jerry Silvey
                                          Title:  Authorized Signatory


                                       HIGH DESERT GAMING LLC



                                       By: /s/ Greg Carlin
                                          ------------------------------------
                                          Name:  Greg Carlin
                                          Title:  Manager


                                       RH1, LLC, by its sole member, ONIROT
                                          Living Trust dated 06/20/2000



                                       By: /s/ Brett Torino
                                          ------------------------------------
                                          Name:  Brett Torino
                                          Title:  Trustee

                                  Schedule 3.02

                                Escrow Agreement